                                                                    Exhibit 23.2



                          Independent Auditors' Consent


The Board of Directors
Land O'Lakes, Inc.

We consent to the use of our report, dated January 20, 2004 related to Moark, LLC and Subsidiaries as of December 27, 2003 and February 1, 2003, and for the eleven months ended December 27, 2003 and for the year ended February 1, 2003, included herein and to the reference to our firm under the heading "Experts" in the prospectus.


                                            /s/ Moore Stephens Frost

                                            Certified Public Accountants

Little Rock, Arkansas
April 27, 2004